Exhibit 99.1

FOR IMMEDIATE RELEASE

ACCERIS COMMUNICATIONS IMPLEMENTS PLAN
TO REDUCE COSTS AND IMPROVE OPERATING RESULTS

SAN DIEGO, CALIFORNIA, August 6, 2004 — Acceris Communications Inc. (OTCBB:ACRS) today announced that it has implemented a plan to significantly reduce its operating costs. The cost cutting reflects efficiencies created by the ongoing integration of Company operations related to its four acquisitions during the last three years and management’s commitment to its objective of achieving break-even Operating Income1 by the end of 2004, despite softening revenue and regulatory uncertainty.

Approximately 20 percent of the Company’s work force will be removed from the organization. The reduction will affect staff in the San Diego, Pittsburgh and Somerset facilities. The Company anticipates that it will record one-time expenses of between $1 million and $2 million during the third quarter ended September 30, 2004 related to this restructuring. Restructuring charges will include employee reduction costs and lease termination costs, and may include additional charges related to potential asset impairments. Management is in the process of assessing the impact of these measures on other assets.

“The fiercely competitive nature of telecom combined with the changing regulatory environment has made it challenging for all players in the industry. In order to remain competitive, we have taken decisive action to reduce our operating costs and appropriately staff our organization,” commented Kelly Murumets, President of Acceris. “We are confident that we will continue to provide the same excellent quality of service that our customers have come to know and expect.”

Acceris Communications is a subsidiary of Counsel Corporation (NASDAQ:CXSN/TSX:CXS).

About Acceris

Acceris is a broad based communications company serving residential, small and medium-sized business and large enterprise customers in the United States. A facilities-based carrier, it provides a range of products including local dial tone and 1+ domestic and international long distance voice services, as well as fully managed and fully integrated data and enhanced services. Acceris offers its communications products and services both directly and through a network of independent agents, primarily via multi-level marketing and commercial agent programs. Acceris also offers a proven network convergence solution for voice and data in Voice over Internet Protocol (“VoIP”) communications technology and holds two foundational patents in the VoIP space. For further information, visit Acceris’ website at www.acceris.com.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, as amended, that are based on management’s exercise of

[1]	Operating Income is not a defined term under US GAAP. Operating income is net earnings before considering discontinued operations, income taxes, interest income/expense, depreciation and amortization.

business judgment as well as assumptions made by and information currently available to management. When used in this document, the words “may,” “ will,” ” anticipate,” “believe,” “estimate,” “expect,” “intend” and words of similar import, are intended to identify any forward-looking statements. You should not place undue reliance on these forward-looking statements. These statements reflect our current view of future events and are subject to certain risks and uncertainties as noted in our securities and other regulatory filings. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results could differ materially from those anticipated in these forward-looking statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

Contact:	Kelly Murumets President kelly.murumets@acceris.com (416) 866-3187
Gary Clifford CFO gary.clifford@acceris.com (416) 418-9802
David Silverman Senior VP & General Counsel david.silverman@acceris.com (301) 365-3699